                                                      Registration No. 33-62269
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                               -------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                      to

                                    FORM S-2

                             REGISTRATION STATEMENT

                                      Under

                            THE SECURITIES ACT OF 1933

                               -------------------

                          GRAYBAR ELECTRIC COMPANY, INC.
            (Exact name of registrant as specified in its charter)

                                     New York
                         (State or other jurisdiction of
                         incorporation or organization)

                                   13-0794380
                                (I.R.S. Employer
                              Identification No.)

                            34 North Meramec Avenue,
                           St. Louis, Missouri 63105
                                 (314) 512-9200

              (Address, including zip code, and telephone number, including area code, of principal executive offices)

                            G. S. TULLOCH, JR., ESQ.
                 Vice President, Secretary and General Counsel
                         Graybar Electric Company, Inc.
                            34 North Meramec Avenue
                           St. Louis, Missouri 63105
                                 (314) 512-9200

              (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                              -------------------

                                    Copy to:

                              JOHN H. DENNE, ESQ.
                         Whitman Breed Abbott & Morgan
                                200 Park Avenue
                            New York, New York 10166

===============================================================================

                         EXPLANATORY STATEMENT

          (1) The 575,000 shares of Common Stock originally registered under this Registration Statement represented the maximum number of the Registrant's shares offered pursuant to the terms of the Common Stock Purchase Plan, dated as of October 9, 1995 (the "Plan"), set forth starting at page 6 of the Prospectus, dated October 9, 1995, which constitutes a part of this Registration Statement. Of that number of shares, 450,402 were subscribed for during the period allowed under the Plan for such subscriptions. Accordingly, this Post-Effective Amendment No. 1 deregisters the 124,598 shares of Common Stock originally registered hereunder which have not been subscribed for.

          (2) Voting Trust Certificates were originally registered under this Registration Statement to represent the 575,000 shares of Common Stock initially registered by this Registration Statement. This Post-Effective Amendment No. 1 decreases the number of shares to be represented by such Voting Trust Certificates to 450,402.


          Item 16.  Exhibits
          -------   --------

          (25) Powers of Attorney for the directors and officers signing this Post-Effective Amendment No. 1 were set forth on pages II-8 through II-10 of the Registration Statement on Form S-2 (Registration No. 33-62269) filed August 31, 1995, and such
Powers of Attorney are incorporated herein by reference.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri on the 15th day of October, 1996.



                                   GRAYBAR ELECTRIC COMPANY, INC.

                                   By: /s/ G. S. Tulloch, Jr.
                                       ---------------------------------
                                       (G. S. Tulloch, Jr.,
                                       Vice President, Secretary
                                       and General Counsel)


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration
Statement on Form S-2 has been signed by the following persons, in the capacities indicated, on October 15, 1996:

      Signature                                    Title
      ---------                                    -----
      C. L. HALL<F*>                 Director and President (Principal
                                        Executive Officer and
                                        Principal Financial Officer)

      J. R. SEATON<F*>               Director, Vice President and
                                        Comptroller (Principal
                                        Accounting Officer)


                               Directors
                               ---------

      A. A. BRZOSKI                          I. ORLOFF<F*>
      T. S. GURGANOUS<F*>                    R. A. REYNOLDS<F*>
      R. H. HANEY<F*>                        G. S. TULLOCH, JR.<F*>
      G. W. HARPER<F*>                       C. R. UDELL
      G. J. McCREA                           J. F. VAN PELT<F*>
      R. L. MYGRANT<F*>                      J. W. WOLF<F*>
      R. D. OFFENBACHER<F*>

------------------------
<F*> G. S. Tulloch, Jr., pursuant to a Power of Attorney executed by each of the officers and directors indicated as signing above and filed with the Securities and Exchange Commission, by signing his name hereto does hereby sign and execute this Post-Effective Amendment No. 1 to the Registration Statement on Form S-2 on behalf of each of the persons indicated as signing above, in the capacities indicated, and does hereby sign and execute this Post-Effective Amendment No. 1 to the Registration Statement on Form S-2 on his own behalf in the capacity of Director.


                                       ---------------------------------
                                              G. S. Tulloch, Jr.

                              SIGNATURES
                              ----------

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-2 has been signed by the following persons, as Voting Trustees, on the dates indicated.

              Date                                 Signature
              ----                                 ---------
        October 15, 1996                      /s/ C. L. Hall
                                         -----------------------------
                                              (C. L. Hall)

        October 15, 1996                      /s/ R. H. Haney
                                         -----------------------------
                                              (R. H. Haney)

        October 15, 1996                      /s/ G. W. Harper
                                         -----------------------------
                                              (G. W. Harper)

        October 30, 1996                      /s/ R. L. Mygrant
                                         -----------------------------
                                              (R. L. Mygrant)

        October 21, 1996                      /s/ R. D. Offenbacher
                                         -----------------------------
                                              (R. D. Offenbacher)
